EXHIBIT 99.1

Litchfield Hills Research Report Highlights Continued Positive Trends in Q1 2021 Results

West Palm Beach, FL – May 27, 2021 – USA Equities Corp. (OTCQB: USAQ), a company focused on value-based healthcare solutions and physician-directed digital medicine, announced today, equity research firm, Litchfield Hills Research LLC, released its analyst coverage report on USAQ for first quarter 2021 results for the period ended March 31, 2021, rating the Company a “Buy” under its three-tiered (buy-hold-sell) rating system, with a target price of $5.00 per share.

As of the end of its last trading day, USAQ’s shares closed at $.68 per share.

“Litchfield Hills research report highlights the strong sequential improvement in revenue and gross margin we saw in our first quarter financial results. We have made significant progress over the past few months with the commercial launch of AllergiEnd®’s allergy diagnostic and Allergen immunotherapy products expansion of our management team and visibility in the industry among primary care physicians. We continue to expect an increase in revenue and gross margin in the second quarter of 2021” said Troy Grogan, CEO of USA Equities Corp.

Litchfield Hills Research adheres to FINRA standards for quality and objectivity. The Litchfield Hills Research Department certifies its report is compliant with FINRA research rules 2241, 3110. Litchfield’s price target, financial models, peer comparisons, and investment thesis are developed without input from management of the company, and they perform their own USAQ due diligence.

The research report is MiFID II compliant and is classified as minor non-monetary benefit under MiFID II. It is accessible on Bloomberg, FactSet, NASDAQ, NYSE Connect, S&P Cap IQ, Thomson Reuters (Refinitiv) and 12 other platforms around the globe. It will be posted to the research firm’s website http://www.hillsresearch.com/current-research/

About USA Equities Corp.

USA Equities Corp. (OTCQB: USAQ) is focused on providing value-based healthcare solutions, clinical informatics and algorithmic personalized medicine including digital therapeutics, behavior-based remote patient monitoring, chronic care and preventive medicine. The Company’s products are intended to allow general practice physicians to increase revenues by cost effectively diagnosing and treating chronic diseases that are generally referred to specialists. The Company’s products and information service portfolio are directed toward prevention, early detection, management and reversal of allergies, cardio-metabolic and other chronic diseases. Our principal objectives are to develop proprietary software tools, point of care devices and approaches, providing more granular, timely and specific clinical decision-making information for practicing physicians and other health care providers to address today’s allergy prone, obese, diabetic and cardiovascular disease population.

For additional information, visit the Company’s website at www.USAQCorp.com

Forward-Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, future products and potential future results and acquisitions, are examples of such forward-looking statements. Forward-looking statements are generally identified by words such as ‘may’, ‘could’, ‘believes’, ‘estimates’, ‘targets’, ‘expects’, or ‘intends’ and other similar words that express risks and uncertainties. These statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of the introduction of new products and the acceptance of these products, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor & Media Contact:

Olivia Giamanco
USA Equities Corp
(929) 379-6503
IR@USAQCORP.COM